EXHIBIT 10.35

SEVENTH AMENDMENT TO THE

BENEFIT RESTORATION PENSION PLAN OF AVON PRODUCTS, INC.

THIS SEVENTH AMENDMENT is made to the Benefit Restoration Pension Plan of Avon Products, Inc. by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).

INTRODUCTION

The Company maintains the Benefit Restoration Pension Plan of Avon Products, Inc. (the “Plan”) which was last amended as of September 7, 2006. The Company now desires to amend the Plan to exclude severance pay from the definition of compensation for purposes of calculating the benefit for participants who terminate employment on and after January 1, 2007.

AMENDMENT

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of January 1, 2007, by adding a new paragraph to the end of Section 3.1 to read as follows:

“For purposes of determining the Supplemental Benefit under the Plan, the definition of “Compensation” in the Retirement Plan is modified to exclude severance pay from such definition, and thus from consideration under the Plan, only for those Employees whose last day of active employment is on and after January 1, 2007.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Seventh Amendment.

IN WITNESS WHEREOF, the Company has caused this Seventh Amendment to be executed on the date set forth below.

AVON PRODUCTS, INC.

Date: December 6, 2006	By:	/s/ Andrea Jung
	Title:	Chairman & CEO

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